As filed with the Securities and Exchange Commission on March 14, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIRST HAWAIIAN, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	99-0156159 (IRS Employer Identification Number)
999 Bishop St., 29th Floor
Honolulu, Hawaii 96813
(808) 525-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert S. Harrison
First Hawaiian, Inc.
999 Bishop St., 29th Floor
Honolulu, Hawaii 96813
(808) 525-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Mitchell S. Eitel
Catherine M. Clarkin
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
(212) 558-4000

Approximate date of commencement of proposed sale to the public:   From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933. ☐

PROSPECTUS
Common Stock
Preferred Stock
Depositary Shares
Warrants
Purchase Contracts
Units

First Hawaiian, Inc. may, from time to time, offer to sell the securities listed above. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.
Our common stock is listed on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “FHB”.
The securities offered by this prospectus are not savings accounts, deposits or other obligations of a bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other government agency or instrumentality.

Investing in the offered securities involves significant risks. See “Risk Factors” beginning on page 1, and, if applicable, any risk factors described in any accompanying prospectus supplement and in the documents that we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus for a discussion of certain risks you should consider before deciding to invest in the offered securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 14, 2025.

We have not authorized anyone to provide any information other than the information contained in this prospectus or any prospectus supplement including the information incorporated by reference, or in any free writing prospectus prepared by us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any free writing prospectus is accurate as of any date other than the date of the applicable document dates. Our business, financial condition, results of operations and prospects may have changed since that date.
Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “First Hawaiian”, “FHI”, the “Company”, “we”, “our”, “us”, and the “Issuer” refer to First Hawaiian, Inc., a Delaware corporation, and its consolidated subsidiaries, and references to “First Hawaiian, Inc.” refer to First Hawaiian, Inc. on a stand-alone basis.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a shelf registration process. Under this shelf registration process, we may offer and sell the securities described in this prospectus in one or more offerings.
The following securities may be offered from time to time:
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common stock;

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preferred stock;

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depositary shares;

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warrants;

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purchase contracts; or

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units.

This prospectus provides you with only a general description of the securities that we may offer. Each time we offer our securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and in a prospectus supplement or free writing prospectus, you should rely on the information in that prospectus supplement or free writing prospectus, as applicable. You should read this prospectus, any prospectus supplement and any related free writing prospectus together with additional information described below under the heading “Where You Can Find More Information.”
WHERE YOU CAN FIND MORE INFORMATION
First Hawaiian, Inc. is required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov or under the “Investors Relations” section of our website at www.fhb.com. However, except for the information specifically incorporated by reference herein as set forth below, the information on the SEC’s website and the information on, or accessible through, our website does not constitute a part of this prospectus.
This prospectus, which constitutes a part of a registration statement on Form S-3 filed with the SEC, does not contain all of the information set forth in the registration statement and the related exhibits and schedules. Some items are omitted in accordance with the rules and regulations of the SEC. Accordingly, we refer you to the complete registration statement, including its exhibits and schedules, for further information. Statements or summaries in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or document is filed as an exhibit to the registration statement, each statement or summary is qualified in all respects by reference to the exhibit to which the reference relates.
The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a pricing supplement. We incorporate by reference in this prospectus the documents listed below:
(1)
Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 28, 2025 (including information specifically incorporated therein by reference from the Definitive Proxy Statement on Schedule 14A for the 2025 Annual Meeting of Shareholders, filed on March 12, 2025); and

(2)
The description of our capital stock contained in our Registration Statement on Form 8-A, filed with the SEC on August 4, 2016 and any amendment or report filed with the SEC for the purpose of updating the description thereof (to the extent not superseded by the information contained under “Description of Capital Stock” herein).

We are also incorporating by reference all future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any pricing supplement, except that, unless otherwise indicated, we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K. Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules.
You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or calling us at the following address:
First Hawaiian, Inc.
999 Bishop St., 29th Floor
Honolulu, Hawaii 96813
Attn: Investor Relations Department
Telephone: (808) 525-6268
E-mail: ir@fhb.com
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, the accompanying prospectus supplement and the documents that we incorporate by reference into this prospectus or the accompanying prospectus supplement, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized” and “outlook”, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.
A number of important factors could cause our actual results to differ materially from those indicated in these forward-looking statements, including those factors identified in “Risk Factors” in “Item 1A. Risk Factors” of our 2024 Annual Report, which is incorporated by reference herein, as such factors may be updated from time to time in our filings with the SEC, and include the following:
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the geographic concentration of our business;

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current and future market and economic conditions generally or in Hawaii, Guam and Saipan in particular, including inflationary pressures and interest rate environment;

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our dependence on the real estate markets in which we operate;

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concentrated exposures to certain asset classes and individual obligors;

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the effect of changes in interest rates on our business, including our net interest income, net interest margin, the fair value of our investment securities, and our mortgage loan originations, mortgage servicing rights and mortgage loans held for sale;

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the future value of the investment securities that we own;

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the possibility of a deterioration in credit quality in our portfolio;

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the possibility we might underestimate the credit losses inherent in our loan and lease portfolio;

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our ability to attract and retain customer deposits;

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our inability to receive dividends from our bank, pay dividends to our common stockholders and satisfy obligations as they become due;

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our access to sources of liquidity and capital to address our liquidity needs;

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our ability to attract and retain skilled employees or changes in our management personnel;

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our ability to maintain our bank’s reputation;

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the failure to properly use and protect our customer and employee information and data;

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the possibility of employee misconduct or mistakes;

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the actual or perceived soundness of other financial institutions;

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the effectiveness of our risk management and internal disclosure controls and procedures;

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our ability to keep pace with technological changes;

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any failure or interruption of our information and communications systems;

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our ability to effectively compete with other financial services companies and the effects of competition in the financial services industry on our business;

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our ability to identify and address cybersecurity risks;

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the occurrence of fraudulent activity or effect of a material breach of, or disruption to, the security of any of our or our vendors’ systems;

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our ability to successfully develop and commercialize new or enhanced products and services;

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changes in the demand for our products and services;

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risks associated with the sale of loans and with our use of appraisals in valuing and monitoring loans;

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the possibility that actual results may differ from estimates and forecasts;

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fluctuations in the fair value of our assets and liabilities and off-balance sheet exposures;

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the effects of the failure of any component of our business infrastructure provided by a third party;

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the potential for environmental liability;

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the risk of being subject to litigation and the outcome thereof;

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the impact of, and changes in, applicable laws, regulations and accounting standards and policies;

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possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, including as a result of changes following the recent U.S. election;

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the effects of severe weather, geopolitical instability, including war, terrorist attacks, pandemics or other severe health emergencies and natural disasters and other external events;

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the potential impact of climate change;

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our ability to maintain consistent growth, earnings and profitability;

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the impact of any pandemic, epidemic or health-related crisis;

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our likelihood of success in, and the impact of, litigation or regulatory actions;

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our ability to continue to pay dividends on our common stock;

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contingent liabilities and unexpected tax liabilities that may be applicable to us as a result of the transactions related to a series of reorganization transactions effected in 2016 by BNP Paribas; and

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damage to our reputation from any of the factors described above.

The foregoing factors should not be considered an exhaustive list and should be read together with the other cautionary statements included in this prospectus, the accompanying prospectus supplement and the documents incorporated by reference herein or therein, as the case may be. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by applicable law.

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ABOUT FIRST HAWAIIAN, INC.
Company Overview
We are a bank holding company incorporated in the state of Delaware and headquartered in Honolulu, Hawaii. Our wholly-owned bank subsidiary, First Hawaiian Bank, was founded in 1858 under the name Bishop & Company and was the first successful banking partnership in the Kingdom of Hawaii and the second oldest bank formed west of the Mississippi River. As of December 31, 2024, First Hawaiian Bank is the largest full-service bank headquartered in Hawaii as measured by assets, loans and net income.
Through First Hawaiian Bank, we operate a network of branches in Hawaii, Guam and Saipan. We provide a diversified range of banking services to consumer and commercial customers, including deposit products, lending services and wealth management and trust services. Through our distribution channels, we offer a variety of deposit products to our customers, including checking and savings accounts and other types of deposit accounts. We offer comprehensive commercial banking services to middle market and large Hawaii-based businesses with strong balance sheets and high-quality collateral. We provide commercial and industrial lending, including auto dealer flooring, commercial real estate and construction lending. We also offer comprehensive consumer lending services focused on residential real estate lending, indirect auto financing and other consumer loans to individuals and small businesses through our branch, online and mobile distribution channels. Our wealth management business provides an array of trust services, private banking and investment management services. We also offer consumer and commercial credit cards and merchant processing.
Our principal executive office is located at 999 Bishop St., 29th Floor, Honolulu, Hawaii 96813. Our telephone number is (808) 525-7000, and our website address is www.fhb.com. This website address is not intended to be an active link, and information on our website is not incorporated in, and should not be construed to be part of, this prospectus.
RISK FACTORS
Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors incorporated by reference in this prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and other information contained or incorporated by reference in this prospectus and any accompanying prospectus supplements, as the same may be amended and updated from time-to-time by our future filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For more information, see “Where You Can Find More Information” in this prospectus.
USE OF PROCEEDS
We intend to use the net proceeds we receive from the sale of securities by us in the manner and for the purposes set forth in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES
We may use this prospectus to offer securities from time to time in one or more offerings. The applicable prospectus supplement will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings defined in this prospectus unless otherwise specified. As used in this “Description of Securities”, the terms “we”, “us” and “our” refer to First Hawaiian, Inc. and not to any of its consolidated subsidiaries.
This prospectus supplement may not be used to sell securities unless accompanied by the applicable prospectus supplement.
The following descriptions include summaries of the material terms of our certificate of incorporation and amended and restated bylaws. Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, the certificate of incorporation and amended and restated bylaws, copies of which were filed with the SEC as exhibits to our periodic and current reports, and applicable law.
General
Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.01 per share, which we refer to in this prospectus as “common stock”, and 10,000,000 shares of preferred stock, par value $0.01 per share, which we refer to in this prospectus as “preferred stock”. As of February 14, 2025, we had 126,422,898 shares of our common stock issued and outstanding, and no shares of our preferred stock were issued and outstanding. The authorized but unissued shares of our capital stock will be available for future issuance without stockholder approval, unless otherwise required by applicable law or the rules of any applicable securities exchange. All of our issued and outstanding shares of capital stock are validly issued, fully paid and non-assessable.
Common Stock
We may sell shares of our common stock, par value $0.01 per share.
Dividends.   Holders of our common stock are entitled to receive ratably such dividends as may be declared from time to time by our board of directors out of legally available funds. The ability of our board of directors to declare and pay dividends on our common stock is subject to the laws of the state of Delaware, applicable federal and state banking laws and regulations, and the terms of any senior securities (including preferred stock) we may then have outstanding. Our principal source of income is dividends that are declared and paid by our bank on its capital stock. Therefore, our ability to pay dividends is dependent upon the receipt of dividends from our subsidiary bank.
Voting Rights.   Each holder of our common stock is entitled to one vote for each share of record held on all matters submitted to a vote of stockholders, except as otherwise required by law and subject to the rights and preferences of the holders of any outstanding shares of our preferred stock. Holders of our common stock are not entitled to cumulative voting in the election of directors. Directors are elected by a majority of the votes cast. In addition to any other vote required by law, the affirmative vote of a majority of the outstanding shares of common stock will be required to amend, alter or repeal (including by merger, consolidation or otherwise) any provision of our certificate of incorporation that adversely affects the rights, preferences or privileges of the common stock in a manner that is materially adverse from the effect of such amendment, alteration or repeal on the other class of our capital stock, as applicable.
Liquidation Rights.   In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities, including but not limited to the liquidation preference of any then outstanding preferred stock. Because we are a bank holding company, our rights and the rights of our creditors and stockholders to receive the assets of any subsidiary upon liquidation or recapitalization may be subject to prior claims of our subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against our subsidiary.

Preemptive and Other Rights.   Holders of our common stock are not entitled to any conversion, preemptive, subscription or redemption rights, and no sinking fund will be applicable to our common stock.
Authorized but Unissued Capital Stock
The DGCL does not generally require stockholder approval for the issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. However, the listing requirements of NASDAQ, which would apply so long as the common stock remains listed on NASDAQ, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock.
One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities they may believe are in their best interests or in which they may receive a premium for their common stock over the market price of the common stock.
Anti-Takeover Effects of Provisions of Applicable Law and Our Certificate of Incorporation and Bylaws
Business Combination Statute.   As a Delaware corporation, we are subject to Section 203 of the DGCL, unless we expressly elect not to be governed by the statute. Section 203 provides that, subject to certain exceptions specified in the law, we may not engage in any “business combination” with any “interested stockholder” for a three-year period following the time such stockholder became an interested stockholder unless:
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prior to such time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares as specified in Section 203; or

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at or subsequent to such time, the business combination is approved by our board of directors and authorized at a meeting of stockholders (and not by written consent) by the affirmative vote of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes, among other things, a merger or asset or stock sale of us or any of our majority-owned subsidiaries or any of certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years did own, 15% or more of our voting stock.
Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement described above would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Requirements for Advance Notification of Stockholder Nominations and Proposals.   Our bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors. These procedures provide that notice of such stockholder proposal must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our 2024 Annual Meeting was held on April 24, 2024. The notice must contain certain information required to be provided by our bylaws.

Limits on Written Consents.   Our certificate of incorporation provides that any action to be taken by the stockholders that the stockholders are required or permitted to take must be effected at a duly called annual or special meeting of stockholders. Our stockholders are not permitted to take action by written consent.
Annual Meetings; Limits on Special Meetings.   We have annual meetings of stockholders. Subject to the rights of the holders of any series of preferred stock, special meetings of the stockholders may be called only by (i) the Chairperson of our board of directors, (ii) our Chief Executive Officer, (iii) the President or (iv) our board of directors.
Amendments to our Governing Documents.   Generally, the amendment of our certificate of incorporation requires approval by our board of directors and a majority vote of stockholders; however, certain material amendments (including amendments with respect to provisions governing board composition and actions by written consent) require the approval of at least 50% of the votes entitled to be cast by the outstanding capital stock in the elections of our board of directors. Any amendment to our bylaws requires the approval of either a majority of our board of directors or holders of at least 50% of the votes entitled to be cast by the outstanding capital stock in the election of our board of directors. Under our bylaws, the approval of a majority of our board of directors present at a meeting at which a quorum is present is also required to amend our bylaws to modify the number of directors required therein. In addition to any other vote required by law, the affirmative vote of a majority of the outstanding shares of common stock, voting separately as a class, will be required to amend, alter or repeal (including by merger, consolidation or otherwise) any provision of our certificate of incorporation that adversely affects the privileges, preferences or rights of our common stock in a manner that is materially adverse from the effect of such amendment, alteration or repeal on the other class of our capital stock, as applicable. Any amendment to our certificate of incorporation (whether by merger, consolidation or otherwise) to increase or decrease the authorized shares of any class of common stock must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class or series, as applicable.
Sole and Exclusive Forum
Our certificate of incorporation provides that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws or (iv) any action asserting a claim that is governed by the internal affairs doctrine, in each case subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein and the claim not being one which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or for which the Court of Chancery does not have subject matter jurisdiction. Any person purchasing or otherwise acquiring any interest in any shares of our capital stock shall be deemed to have notice of and to have consented to this provision of our certificate of incorporation. This choice of forum provision may have the effect of discouraging lawsuits against us and our directors, officers, employees and agents. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could find the provision of our certificate of incorporation to be inapplicable or unenforceable.
Indemnification and Limitation of Liability
Our bylaws provide generally that we will indemnify and hold harmless, to the full extent permitted by law, our directors, officers, employees and agents, as well as other persons who have served as our directors, officers, employees or agents and other persons who serve or have served at our request at another corporation, limited liability company, public limited company, partnership, joint venture, trust, employee benefit plan, fund or other enterprise in connection with any actual or threatened action, suit or proceeding, subject to limited exceptions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Finally, our ability to provide indemnification to our directors and officers is limited by federal banking laws and regulations. Our certificate of incorporation limits, to the full extent permitted by law, the personal liability of our directors in actions brought on our behalf or on behalf of our stockholders for monetary damages as a result of a director’s breach of fiduciary duty while acting in a capacity as a director.
Our certificate of incorporation does not eliminate or limit our right or the right of our stockholders to seek injunctive or other equitable relief not involving monetary damages.
Listing
Our common stock is listed on the NASDAQ Global Select Market under the symbol “FHB”.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.
Preferred Stock; Depositary Shares
Our certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock. Unless required by law or any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by the stockholders. Our board of directors is authorized to divide the preferred stock into series and, with respect to each series, to fix and determine the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series.
We may at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a particular series of preferred stock. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the liquidation preference of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.
Subject to the rights of the holders of any series of preferred stock, the number of authorized shares of any series of preferred stock may be increased (but not above the total number of shares of preferred stock authorized under our certificate of incorporation) or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares. Without stockholder approval, we could issue preferred stock that could impede or discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders may believe is in their best interests or in which they may receive a premium for their common stock over the market price of the common stock.
Warrants
We may sell warrants to purchase shares of our preferred stock or shares of our common stock. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities of their cash value.
Purchase Contracts
We may issue purchase contracts, including contracts obligating security holders to purchase from, or to sell to, us, and obligating us to sell to, or to purchase from, the security holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. In a prospectus supplement, we will describe the terms of the purchase contracts, including, if applicable, collateral or depositary arrangements.
Units
We may issue units consisting of one or more purchase contracts and beneficial interests in any of our securities described in the applicable prospectus supplement, securing the security holders’ obligations to purchase the common stock, preferred stock or depositary shares under the purchase contracts. The applicable prospectus supplement will describe the terms of the units, including, if applicable, collateral or depositary arrangements.

PLAN OF DISTRIBUTION
We may offer and sell the securities from time to time as follows:
•
through agents;

•
to or through dealers or underwriters;

•
directly to other purchasers; or

•
through a combination of any of these methods of sale.

The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to prevailing market prices;

•
at prices determined by an auction process; or

•
at negotiated prices.

This prospectus may be used in connection with any offering of the securities through any of these methods or other methods described in the applicable prospectus supplement.
At any time a particular offer of the securities covered by this prospectus is made, a prospectus supplement, if required, will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such prospectus supplement. Any such required prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus.
Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

VALIDITY OF SECURITIES
Unless otherwise specified in any prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Sullivan & Cromwell LLP, New York, New York. If counsel for any underwriters passes on legal matters in connection with an offering of the securities, such counsel to the underwriters will be named in the applicable prospectus supplement.
EXPERTS
The financial statements of the Company as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this Registration Statement, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated herein by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II INFORMATION NOT REQUIRED IN A PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following is an estimate, subject to future contingencies, of the expenses to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered:
SEC registration fee	$(1)(2)
FINRA filing fee	(2)
Listing fee	(2)
Printing and engraving	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Transfer agent and registrar fees	(2)
Miscellaneous fees and expenses	(2)
Total	$(2)

(1)
The Registrant is registering an indeterminate amount of securities under this Registration Statement and in accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of any registration fee until the time the securities are sold under this Registration Statement pursuant to a prospectus supplement.

(2)
Fees and expenses are calculated based on the number of issuances and amount of securities to be offered and, accordingly, cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law, or DGCL, grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of being or having been in any such capacity, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe such person’s conduct was unlawful, except that with respect to an action or suit brought by or in the right of the corporation such indemnification is limited to expenses (including attorneys’ fees) in connection with the defense or settlement of such action or suit. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s bylaws provide for indemnification by the Registrant of its directors, officers, employees and agents to the fullest extent permitted by the DGCL, subject to limited exceptions. In addition, the Registrant entered into an employment agreement with the chief executive officer of the Registrant that provides for indemnification by the Registrant of such officer to the fullest extent permitted by the DGCL, subject to the Registrant’s second amended and restated certificate of incorporation and second amended and restated bylaws.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s second amended and restated certificate of incorporation provides for such limitation of liability.

The Issuer maintains insurance policies under which coverage is provided (a) to its directors and officers, in their respective capacities as such, against loss arising from a claim made for any actual or alleged wrongful act, and (b) to itself with respect to payments which the Issuer may make to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.
The proposed form of underwriting agreement to be filed by amendment or as an exhibit to a document to be incorporated by reference into this registration statement in connection with an offering of these particular securities may provide that the underwriters are obligated under certain circumstances to indemnify our directors, officers and certain controlling persons against specified liabilities, including liabilities under the Securities Act of 1933, as amended.
Item 16.   Exhibits
Please refer to the “Index to Exhibits”.
Item 17.   Undertakings
The undersigned Registrant hereby undertakes:
(a)(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)   Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Honolulu, Hawaii, on March 14, 2025.
FIRST HAWAIIAN, INC.
By:
/s/ Robert S. Harrison

Name:  Robert S. Harrison
Title:
Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY
The undersigned directors and officers do hereby constitute and appoint Robert S. Harrison and James M. Moses and either of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, or the Act, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including post-effective amendments); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date
/s/ Robert S. Harrison Robert S. Harrison	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	March 14, 2025
/s/ James M. Moses James M. Moses	Vice Chairman and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 14, 2025
/s/ Tertia Freas Tertia Freas	Director	March 14, 2025
/s/ Michael K. Fujimoto Michael K. Fujimoto	Director	March 14, 2025
/s/ Faye W. Kurren Faye W. Kurren	Director	March 14, 2025
/s/ James S. Moffatt James S. Moffatt	Director	March 14, 2025

Signature	Title	Date
/s/ Mark M. Mugiishi Mark M. Mugiishi	Director	March 14, 2025
/s/ Kelly A. Thompson Kelly A. Thompson	Director	March 14, 2025
/s/ Allen B. Uyeda Allen B. Uyeda	Director	March 14, 2025
/s/ Vanessa L. Washington Vanessa L. Washington	Director	March 14, 2025
/s/ C. Scott Wo C. Scott Wo	Director	March 14, 2025

INDEX TO EXHIBITS
Exhibit No.	Description
1.1	Form of Underwriting Agreement for equity securities.*
1.2	Form of Underwriting Agreement for depositary shares.*
1.3	Form of Underwriting Agreement for warrants.*
1.4	Form of Underwriting Agreement for purchase contracts.*
1.5	Form of Underwriting Agreement for units.*
4.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by First Hawaiian, Inc. on August 10, 2016 (File No.001-14585)).
4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1(a) to the Quarterly Report on Form 10-Q filed by First Hawaiian, Inc. on April 27, 2018 (File No. 001-14585)).
4.3	Fourth Amended and Restated Bylaws of First Hawaiian, Inc., effective as of February 26, 2020 (incorporated by reference to Exhibit 3.3 to the Annual Report on Form 10-K filed by First Hawaiian, Inc. on February 28, 2020 (File No. 001-14585)).
4.4	Form of Certificate of Designations.*
4.5	Form of Depositary Agreement including form of depositary receipt.*
4.6	Form of Warrant Agreement, including form of warrant certificate.*
4.7	Form of Purchase Contract Agreement.*
4.8	Form of Unit Agreement, including form of unit.*
5.1	Opinion of Sullivan & Cromwell LLP.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Sullivan & Cromwell LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (included on signature page to the Registration Statement).
107	Filing Fee Table.

*
To be filed by amendment or as an exhibit to a document to be incorporated by reference into this registration statement in connection with an offering of these particular securities.